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                                                                    EXHIBIT 99.1


Written Statement of the Chief Executive Officer and Chief Financial Officer of Forlink Software Corporation, Inc. Pursuant to 18 U.S.C. 1350.

Solely for the purposes of complying with, and the extent required by 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies, in his capacity as an officer of Forlink Software Corporation, Inc. ("Forlink"), that, to his knowledge, the Quarterly Report of IDMedical on Form 10-QSB for the period ended June 30, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the company's financial condition and results of operations.

                                       By:  /s/ Xiaoxia Zhao
                                            ------------------------------------
                                            Xiaoxia Zhao, Chief Executive
                                            Officer and Chief Financial Officer

DATE: August 12, 2002